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                                                                    Exhibit 10.1

                            DEPOSIT ESCROW AGREEMENT

          DEPOSIT ESCROW AGREEMENT (this "Deposit Escrow Agreement"), dated as of December 24, 2003, by and between LVH Corporation, a Nevada corporation ("Seller"), Colony Resorts LVH Acquisitions, LLC, a Nevada limited liability company ("Buyer"), and Nevada Title Company, a Nevada corporation ("Escrow Agent"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement (as defined below).

                              W I T N E S S E T H:

          WHEREAS, the parties hereto are entering into this Deposit Escrow Agreement pursuant to the Purchase and Sale Agreement dated as of December 24, 2003 (the "Agreement"), by and between Buyer, Parent and Seller, a copy of which has been provided to the Escrow Agent; and

          WHEREAS, this Deposit Escrow Agreement is designed to implement the provisions of Section 2.7 of the Agreement pursuant to which the Deposit (in an amount equal to FIFTEEN MILLION DOLLARS ($15,000,000) in immediately available funds plus any additional amounts that may be delivered to the Escrow Agent pursuant to Section 8.1 of the Agreement) is being deposited with the Escrow Agent to be distributed to Seller or returned to Buyer, in each case along with all interest thereon accrued, as provided herein and in the Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Appointment of Escrow Agent. Seller and Buyer hereby appoint the Escrow Agent to act as escrow agent hereunder and the Escrow Agent agrees to act as such, pursuant to the terms hereinafter set forth herein.

          2.   Deposit of Escrow Fund. On the date hereof, in accordance with
Section 2.2(a) of the Agreement, Buyer shall deliver to the Escrow Agent by wire transfer the Deposit, in U.S. dollars (such sum, together with any additional amounts that may be delivered to the Escrow Agent pursuant to Section 8.1 of the Agreement, the "Escrow Amount"), to an account specified in writing by the Escrow Agent and the Escrow Agent hereby acknowledges receipt of the Escrowed Amount for deposit in escrow pursuant to the provisions of this Deposit Escrow Agreement. All interest in respect of the Escrow Amount shall be invested and maintained by the Escrow Agent in the same manner as the Escrow Amount (the "Interest Amount") and be subject to the terms hereof. The Interest Amount and the Escrow Amount are collectively referred to herein as the "Escrow Fund."

          3. Escrow Account. (a) Escrow Agent shall invest and reinvest the Escrow Fund in accordance with Section 2.7 of the Agreement, unless otherwise instructed in writing by Seller and Buyer. Such written instructions, if any, referred to in the foregoing sentence shall

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specify the type and identity of the investments to be purchased and/or sold and shall also include the name of the broker-dealer, if any, which Seller and Buyer direct the Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as Escrow Agent may require. Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Unless Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. It is expressly agreed and understood by the parties hereto that Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Deposit Escrow Agreement.

               (b) Receipt, investment and reinvestment of the Escrow Fund shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Seller or Buyer to Escrow Agent within thirty (30) calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said thirty (30) day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this paragraph, (x) each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) five (5) Business Days (hereinafter defined) after the deposit thereof in the United States Mail, postage prepaid and (y) the term "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in Las Vegas, Nevada or New York, New York.

          4. Taxes on Escrow Fund. The party to whom the Escrow Fund is distributed in accordance with Section 6 hereof (or the Buyer in the case of a distribution pursuant to Section 6(a)(ii) hereof) shall bear in full all federal, state and local taxes based upon or measured by net or gross income arising from the Escrow Fund and shall provide the Escrow Agent with sufficient information so that the Escrow Agent can comply with reporting obligations imposed under any laws relating to such taxes.

          5. Rights to Escrow Fund. The Escrow Fund shall be for the exclusive benefit of Buyer and Seller and their respective successors and permitted assigns, and no other Person shall have any right, title or interest therein, except as otherwise contemplated herein or by the Agreement. The Escrow Fund shall not be property of Seller or Buyer unless and until released to Seller or Buyer, as the case may be, in accordance with the Agreement and Section 6 below.

          6.   Claims, Procedures and Payment from Escrow Account.

               (a)  Joint Written Instructions.
                    --------------------------

                    (i) The Escrow Agent shall hold the Escrowed Fund in its possession until instructed hereunder to deliver the Escrow Fund or any specified portion

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     thereof in accordance with a written release notice signed jointly by Buyer and Seller or as set forth in Section 6(b).

                    (ii) If the transactions contemplated by the Agreement are consummated, then pursuant to Section 2.2(b) of the Agreement, the Escrow Amount shall be credited to the Purchase Price thereunder and Buyer and Seller shall deliver a written release notice instructing the Escrow Agent to pay (x) to Seller at Closing an amount, in immediately available funds, equal to the Escrow Amount and (y) to Buyer at Closing an amount, in immediately available funds, equal to the Interest Amount, as soon as practicable following receipt of such written release notice.

               (b)  Failure of Closing to Occur.
                    ---------------------------

                    (i) If the Agreement is terminated, and prior to such time of termination either (x) there shall have been a breach by Buyer of any of the representations, warranties, agreements or covenants set forth in the Agreement (including the exhibits and schedules thereto) that has not been cured within the applicable cure period, or (y) as of the Outside Date, Buyer shall have not obtained the proceeds of the Financing or shall not have obtained the Buyer Licenses (including the Gaming Approvals), then, in each case, Seller shall deliver to the Escrow Agent (with a copy to Buyer) an instruction letter (a "Direction Letter") instructing the Escrow Agent to pay to Seller, in accordance with Section 9.3(a) of the Agreement, an amount, in immediately available funds, equal to the entire Escrow Fund.

                    (ii) If the Agreement is terminated for any reason other than as specified in clause (i) above, Buyer shall deliver to the Escrow Agent (with a copy to Seller) a Direction Letter instructing the Escrow Agent to pay to Buyer, in accordance with Section 9.3(a) of the Agreement, an amount, in immediately available funds, equal to the entire Escrow Fund, less the Escrow Agent's fees and expenses.

                    (iii) A Direction Letter delivered hereunder (x) shall clearly identify itself as a Direction Letter delivered pursuant to this Deposit Escrow Agreement, (y) shall direct the Escrow Agent to distribute the Escrow Fund in accordance with this Section 6(b) at a specified time or times and in a specified manner or manners, subject to Section 6(c) hereof, and (z) may contain such other directions to the Escrow Agent as may be required by this Deposit Escrow Agreement, reasonably requested by the Escrow Agent or mutually agreeable in writing to Seller and Buyer.

               (c)  Payment; Disputes.
                    -----------------

                    (i) Subject to the following provisions of this Section 6(c) and the provisions of Section 9, Escrow Agent shall, on the fifteenth
     (15th) Business Day following the receipt by it of a Direction Letter, deliver as specified in such Direction Letter, an amount, in immediately available funds equal to all of the Escrow Fund.

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                    (ii)  If the Buyer or Seller, as the case may be, shall, in good faith, notify the Escrow Agent and other party in writing of any objections or disputes with respect to the instructions of the Direction Letter within five (5) Business Days following the Escrow Agent's receipt of such Direction Letter (a "Disputed Claim"), then the Escrow Agent shall instead set aside such Direction Letter and not make payment thereof until the Buyer and Seller have agreed in writing upon the terms of the Direction Letter and shall have notified the Escrow Agent of such an agreement in writing in a joint Direction Letter signed by both Seller and Buyer.

                    (iii) Seller and Buyer shall use commercially reasonable efforts to resolve promptly any Disputed Claims.

                    (iv) During the pendency of the Disputed Claim, the Escrow Agent shall not make any distributions of the Escrow Fund.

          7. Liability of Escrow Agent. The Escrow Agent shall not incur any liability to any party for damages, losses or expenses for (a) any act or failure to act made or omitted in good faith and without gross negligence or willful misconduct or (b) any action taken or omitted in reliance upon any instrument that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Deposit Escrow Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Deposit Escrow Agreement.

          8. Payment of the Escrow Agent; Expenses. Concurrently with the execution and delivery of this Deposit Escrow Agreement and in consideration of the services to be provided by the Escrow Agent under this Deposit Escrow Agreement, Buyer shall pay to the Escrow Agent the amounts specified on Exhibit
A. The Escrow Agent may incur reasonable expenses in connection with its duties and incur reasonable legal fees and expenses in connection with Section 7 of this Deposit Escrow Agreement and such expenses shall be paid or reimbursed, as the case may be, equally by Buyer and Seller upon presentation by the Escrow Agent of invoices or other documentation evidencing the amounts of such expenses. In the event that the conditions of this Deposit Escrow Agreement are not properly fulfilled, or if the Escrow Agent renders any service not provided for in this Deposit Escrow Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary service and reimbursed for all reasonable costs, attorneys' fees and expenses of any firm occasioned by such default, delay, controversy or litigation and the Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by the Escrow Agent in this escrow until such compensation, fees, costs and expenses are paid.

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          9.   Controversies. If any controversy arises relating to this Deposit
Escrow Agreement, or with any other party concerning the subject matter of this Deposit Escrow Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it.
Subject to Section 6 of this Deposit Escrow Agreement, if any such controversy arises, the Escrow Agent may hold the Escrow Fund and may wait until it is directed otherwise in a joint Direction Letter from Seller and Buyer or pursuant to Section 6(c)(ii) hereof. In such event, the Escrow Agent will not be liable for damages as long as the Escrow Agent acts in good faith and without gross negligence or willful misconduct. The Escrow Agent is authorized to deposit with the clerk of any court the Escrow Fund held hereunder. Upon initiating an interpleader or declaratory judgment or any other action seeking to determine the rights of the parties hereunder and depositing the Escrow Fund, the Escrow Agent shall be fully released and discharged of and from all further obligations and liability imposed by the terms of this Deposit Escrow Agreement, but not as to acts of the Escrow Agent prior thereto.

          10. Indemnification of Escrow Agent. Seller and Buyer and their respective successors and assigns agree to, severally and not jointly, equally indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable counsel fees and disbursements, that may be imposed on the Escrow Agent or incurred by the Escrow Agent in good faith and without gross negligence or willful misconduct in connection with the performance of the duties under this Deposit Escrow Agreement, including, but not limited to, any litigation arising from this Deposit Escrow Agreement or involving its subject matter.

          11. Resignation of Escrow Agent. The Escrow Agent may resign at any time upon giving at least thirty (30) days' written notice to Seller and Buyer; provided, however, that no such resignation shall become effective until the appointment of a successor to the Escrow Agent which shall be accomplished as follows: Seller and Buyer shall use commercially reasonable efforts to select a successor to the Escrow Agent within thirty (30) days after receiving such notice. If Seller and Buyer fail to agree on a successor to the Escrow Agent within such time, the Escrow Agent shall have the right to appoint a successor to the Escrow Agent or deliver the documents to the JAMS Endispute to have such association appoint an Escrow Agent who shall be entitled to customary fees. The successor Escrow Agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor Escrow Agent as if originally named as escrow agent. Thereafter, the Escrow Agent shall be discharged from any further duties and liabilities under this Deposit Escrow Agreement but not as to acts of the Escrow Agent prior thereto.

          12. Mailing Instructions, Etc. Any Direction Letters, notices or other communications required or permitted under, or otherwise in connection with, this Deposit Escrow Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt of a legible copy when transmitted by facsimile transmission (but only if followed by transmittal by overnight courier or hand for delivery on the next Business
Day) or on receipt after dispatch by registered or certified mail, postage prepaid, or on the next Business Day if transmitted by an internationally recognized

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overnight courier, addressed in each case as follows (or to such other address which has been delivered in accordance with this Section 12):

               (a)  If to Seller, at:

                    Harry C. Hagerty, III
                    Executive Vice President and Chief Financial Officer Park Place Entertainment Corporation
                    3930 Howard Hughes Parkway
                    Las Vegas, Nevada 89109
                    Facsimile: (702) 699-5190

                    with a copy to:

                    Bernard E. DeLury, Jr.
                    Executive Vice President and General Counsel
                    Park Place Entertainment Corporation
                    3930 Howard Hughes Parkway
                    Las Vegas, Nevada 89109
                    Facsimile: (702) 699-5110

                    with a copy to:

                    Martha E. McGarry
                    Skadden, Arps, Slate, Meagher & Flom LLP
                    Four Times Square
                    New York, New York 10036
                    Facsimile: (212) 735-2000

               (b)  If to Buyer, at:

                    Nicholas L. Ribis
                    c/o Colony Capital, LLC
                    660 Madison Avenue
                    Suite 1600
                    New York, New York 10021
                    Facsimile: (212) 593-5433

                    with a copy to:

                    Thomas M. Cerabino
                    Willkie Farr & Gallagher LLP
                    787 Seventh Avenue
                    New York, New York 10019
                    Facsimile: (212)728-8111

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               (c)  If to the Escrow Agent, at:

                    Troy Lochhead
                    Nevada Title Company
                    2500 North Buffalo Drive, Suite 150
                    Las Vegas, Nevada 89128
                    Facsimile: (702) 251-3186

          13. Amendment. This Deposit Escrow Agreement may be amended or modified, and any provision of this Deposit Escrow Agreement may be waived, at any time by Seller, Buyer and the Escrow Agent, but only by an instrument in writing signed by or on behalf of Seller, Buyer and the Escrow Agent.

          14. Binding Effect; Assignment. This Deposit Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Buyer may not assign, transfer or convey any of its rights and obligations hereunder to any Person without the prior written consent of Seller, which consent may be withheld by Seller in its absolute discretion.

          15. Term. This Deposit Escrow Agreement shall terminate upon the disbursement, in accordance with Section 6 or Section 11 hereof, of the Escrow Fund in full; provided, however, that in the event all fees, expenses, costs and other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 8 and Section 10 hereof shall survive the termination hereof.

          16. Governing Law. The internal laws of the State of New York applicable to contracts made and wholly performed therein shall govern the validity, construction, performance and effect of this Deposit Escrow Agreement.

          17. Counterparts. This Deposit Escrow Agreement may be executed by facsimile and in any number of counterparts, each of which when executed by and delivered shall be an original, but all such counterparts shall constitute one and the same Agreement. Any signature page of this Deposit Escrow Agreement may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages.

          18. Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference to this Deposit Escrow Agreement and in no way whatsoever define, limit or describe the scope or intent of this agreement, nor in any way affect this agreement.

          19. Entire Agreement. Except with respect to the Agreement, to which Seller and Buyer are parties, this Deposit Escrow Agreement sets forth the entire agreement among the parties with respect to the subject matter thereof and hereof and supersedes all prior or oral agreements or understandings with respect thereto. The Escrow Agent undertakes to perform

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only such duties as are specifically set forth herein, and is not charged with knowledge of, or any duties or responsibilities in connection with, any other document.

          20.  Funds Transfer. Subject to Section 6:

               (a) In the event funds transfer instructions are given (other than in writing at the time of execution of the Deposit Escrow Agreement), whether in writing, by telefax, or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or person designated on Exhibit B hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. If the Escrow Agent is unable to contact any of the authorized representatives identified in Exhibit B, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to Seller's or Buyer's Chief Executive Officer or Chief Financial Officer ("Executive Officers"), as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent upon request a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Deposit Escrow Agreement acknowledge that such security procedure is commercially reasonable.

               (b) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify
(i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank, designated.

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          IN WITNESS WHEREOF, the parties hereto have executed this Deposit
Escrow Agreement as of the day and year first above written.

                                        LVH CORPORATION


                                        By:  /s/ Wallce R. Barr
                                           -------------------------------------
                                             Name: Wallace R. Barr
                                             Title: President
                                             Tax Id No.: 88-0402427

                                        COLONY RESORTS LVH ACQUISITIONS, LLC

                                        By:  Colony Resorts LVH Holdings, LLC,
                                             its sole member

                                        By:  Colony Investors VI, L.P, its sole
                                             member

                                        By:  Colony Capital VI, L.P., its
                                             general partner

                                        By:  Colony GP VI, LLC, its general
                                             partner


                                        By:  /s/ Nicholas L. Ribis
                                           -------------------------------------
                                             Name: Nicholas L. Ribis
                                             Title: Authorized Signor
                                             Tax Id No.: 41-2120123

                                        NEVADA TITLE COMPANY


                                        By:  /s/ Robbie D. Graham
                                           -------------------------------------
                                             Name: Robbie D. Graham
                                             Title: President


                      [Signature Page to Escrow Agreement]

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                                    Exhibit A
                                Escrow Agent Fees

                                     $3,000

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                                    Exhibit B
                          Authorized Call-Back Persons

                                      BUYER
                                      -----
      Name                         Title                       Telephone
----------------   ---------------------------------------   --------------
Nicholas Ribis     Manager                                   (212) 832-0128

                                     SELLER
                                     ------
      Name                         Title                       Telephone
----------------   ---------------------------------------   --------------
Harry C. Hagerty   Executive Vice President & Chief
                   Financial Officer                         (702) 699-5030

Bernard DeLury     Senior Vice President & General Counsel   (702) 699-5033

Mark A. Clayton    Vice President - Corporate Law            (702) 699-5062